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Exhibit 20

TOYOTA MOTOR CREDIT CORPORATION
SERVICER'S Report—Toyota Auto Receivables 2001-B Owner Trust
Distribution Date of November 15, 2001 for the Collection Period
October 1, 2001 through October 31, 2001

		Class A-1	Class A-2	Class A-3	Class A-4
	Total	Balance	Balance	Balance	Balance
Pool Data—Original Deal Parameters
Securities Balance	$1,452,840,000.00	$417,840,000.00	$500,000,000.00	$360,000,000.00	$175,000,000.00
Receivables Pool Balance	$1,497,783,044.00
Principal Factor	1.00000000	1.00000000	1.00000000	1.00000000	1.00000000
Rate		4.300%	4.562%	5.018%	5.360%
Final Scheduled Payment Date		May 15, 2002	December 15, 2003	March 15, 2005	October 17, 2007
Number of Contracts	119,098
Weighted Average Coupon	9.137%
Weighted Average Remaining Term	45.70 months
Servicing Fee Rate	1.00%
Pool Data—Prior Month
Securities Balance	$1,115,849,743.19	$80,849,743.19	$500,000,000.00	$360,000,000.00	$175,000,000.00
Receivables Pool Balance	$1,160,792,787.19
Securities Pool Factor	0.76804723	0.19349450	1.00000000	1.00000000	1.00000000
Number of Contracts	105,076
Weighted Average Coupon	9.200%
Weighted Average Remaining Term	41.20 months
Precompute and Simple Interest Advances	$4,228,525.79
Payahead Account Balance	$1,501,818.36
Supplemental Servicing Fee Received	$85,675.92
Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00
Pool Data—Current Month
Securities Balance	$1,056,220,758.17	$21,220,758.17	$500,000,000.00	$360,000,000.00	$175,000,000.00
Receivables Pool Balance	$1,101,163,802.17
Securities Pool Factor	0.72700418	0.05078680	1.00000000	1.00000000	1.00000000
Number of Contracts	101,804
Weighted Average Coupon	9.213%
Weighted Average Remaining Term	40.42 months
Precompute and Simple Interest Advances	$3,631,705.43
Payahead Account Balance	$1,608,884.73
Supplemental Servicing Fee Received	$107,104.51
Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00

Reserve Fund
Initial Deposit Amount	$3,744,458.00
Specified Reserve Fund Percentage	0.75%
Specified Reserve Fund Amount	$8,258,728.52
Specified Reserve Fund Percentage (if Condition i or ii met)	5.50%
Specified Reserve Fund Amount (if Condition i or ii met)	$58,092,141.70
Beginning Balance	$8,705,945.90
Total Withdraw	$0.00
Amount Available for Deposit to the Reserve Fund	$3,077,995.41

Reserve Fund Balance Prior to Release	$11,783,941.31
Reserve Fund Required Amount	$8,258,728.52
Reserve Fund Release to Seller	$3,525,212.79

Ending Reserve Fund Balance	$8,258,728.52

Liquidation of Charge-offs and Repossessions	Vehicles	Amount
Liquidated Contracts	87
Gross Principal Balance of Liquidated Receivables		$1,042,105.80
Net Liquidation Proceeds Received During the Collection Period		$(595,244.84)
Recoveries on Previously Liquidated Contracts		$(9,852.06)

Aggregate Credit Losses for the Collection Period		$437,008.90

Cumulative Credit Losses for all Periods	296	$1,363,292.68

Repossessed in Current Period	96

Ratio of Net Credit Losses to the Average Pool Balance for Each Collection Period:	Annualized Average Charge-Off Rate
Second Preceding Collection Period	0.31%
First Preceding Collection Period	0.35%
Current Collection Period	0.46%
Condition (i) (Charge-off Rate)
Three Month Average	0.38%
Charge-off Rate Indicator (> 1.25%)	condition not met

Delinquent and Repossessed Contracts	Percent	Contracts		Percent	Amount
31-60 Days Delinquent	1.67%	1,703		1.69%	$18,562,051.62
61-90 Days Delinquent	0.22%	226		0.22%	$2,439,557.69
Over 90 Days Delinquent	0.19%	197		0.23%	$2,543,952.78

Total Delinquencies		2,126			$23,545,562.09

Repossessed Vehicle Inventory		164	*

*
Included with delinquencies above

Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding Number of Receivables as of Each Collection Period (Includes Repossessions):
Second Preceding Collection Period	0.30%
First Preceding Collection Period	0.41%
Current Collection Period	0.42%
Condition (ii) (Delinquency Percentage)
Three Month Average	0.38%
Delinquency Percentage Indicator (> 1.25%)	condition not met

TOYOTA MOTOR CREDIT CORPORATION
SERVICER'S Report—Toyota Auto Receivables 2001-B Owner Trust
Distribution Date of November 15, 2001 for the Collection Period
October 1, 2001 through October 31, 2001

		Class A-1	Class A-2	Class A-3	Class A-4
	Total	Balance	Balance	Balance	Balance
Collections
Principal Payments Received	$58,586,879.22
Interest Payments Received	$9,673,486.99
Net Precomputed Payahead Amount	$(107,066.37)
Aggregate Net Liquidation Proceeds Received	$605,096.90
Principal on Repurchased Contracts	$0.00
Interest on Repurchased Contracts	$0.00

Total Collections	$68,758,396.74
Net Simple Interest Advance Amount	$(308,396.77)
Net Precomputed Advance Amount	$(288,423.59)

Total Available Amount	$68,161,576.38
Amounts Due
Servicing Fee	$967,327.32
Accrued and Unpaid Interest	$4,487,268.63
Principal	$59,628,985.02
Reserve Fund	$3,077,995.41

Total Amount Due	$68,161,576.38
Actual Distributions
Servicing Fee	$967,327.32
Interest	$4,487,268.63	$299,368.63	$1,900,833.33	$1,505,400.00	$781,666.67
Principal	$59,628,985.02	$59,628,985.02	$0.00	$0.00	$0.00
Reserve Fund	$3,077,995.41

Total Amount Distributed	$68,161,576.38	$59,928,353.65	$1,900,833.33	$1,505,400.00	$781,666.67

Monthly Information by Type of Loan
Precomputed Contracts
Scheduled Principal Collections		$5,050,927.00
Prepayments in Full	730 contracts	$3,254,183.44
Repurchased Receivables Principal		$0.00
Payments Behind/Ahead on Repurchased Receivables		$0.00
Total Collections		$9,746,135.10
Advances—Reimbursement of Previous Advances		$288,423.59
Advances—Current Advance Amount		$0.00
Payahead Account—Payments Applied		$0.00
Payahead Account—Additional Payaheads		$107,066.37
Simple Interest Contracts
Collected Principal		$28,484,301.02
Prepayments in Full	2455 contracts	$21,797,467.76
Collected Interest		$8,232,462.33
Repurchased Receivables Principal		$0.00
Repurchased Receivables Interest		$0.00
Advances—Reimbursement of Previous Advances		$308,396.77
Advances—Current Advance Amount		$0.00

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Receivables 2001-B Owner Trust
Distribution Date of November 15, 2001 for the Collection Period of
October 1 through October 31, 2001

	Class A2	Class A3	Class A4
	Balance	Balance	Balance
Note Rates for November 15, 2001 Payment Date
One Month LIBOR	2.52500%	2.52500%	2.52500%
Spread	0.06000%	0.08000%	0.10000%

Note Rates:	2.58500%	2.60500%	2.62500%
Number of Days in Interest Period (Days)	31	31	31
Interest Payments
Interest Calculation for Current Interest Period	1,112,986.11	807,550.00	395,572.92
At Certificate Payment Date:
Due to Swap Counterparty (Swap Payments Outgoing)	1,900,833.33	1,505,400.00	781,666.67
Paid to Swap Counterparty (Swap Payments Outgoing)	1,900,833.33	1,505,400.00	781,666.67
Proration % 0.00%
Interest Due to Noteholders (Swap Payments Incoming)	1,112,986.11	807,550.00	395,572.92
Interest Payment to Noteholders (Swap Payments Incoming)	1,112,986.11	807,550.00	395,572.92
Net Swap Payment due to / (received by) Swap Counterparty	(787,847.22)	(697,850.00)	(386,093.75)

Principal Payments
Principal Payment due to Investors	—	—	—
Ending Notional Balance	500,000,000.00	360,000,000.00	175,000,000.00

Swap Termination Payment	N/A	N/A	N/A

Note Rates for December 17, 2001 Payment Date
One Month LIBOR	2.08000%	2.08000%	2.08000%
Spread	0.06000%	0.08000%	0.10000%

Note Rates:	2.14000%	2.16000%	2.18000%
Number of Days in Interest Period (Days)	32	32	32

I hereby certify to the best of my knowledge that
the report provided is true and correct.

/s/ ANGELA BROWN Angela Brown, ABS Accounting Manager

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Exhibit 20
TOYOTA MOTOR CREDIT CORPORATION SERVICER'S Report—Toyota Auto Receivables 2001-B Owner Trust Distribution Date of November 15, 2001 for the Collection Period October 1, 2001 through October 31, 2001